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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to 254,000 of common shares for the Stock Option Plan of Asche Transportation Services, Inc. of our report dated April 15, 1999, except for Notes 4, 5 and 16, as to which the date is August 10, 1999, with respect to the consolidated financial statements of Asche Transportation Services, Inc., included in the Annual Report to Stockholders (Form 10-K/A) for the year ended December 31, 1998.



                                                 /s/ Ernst & Young LLP
                                                 Ernst & Young LLP

Chicago, Illinois
August 11, 1999